                                   EXHIBIT  5

                                  KUTAK ROCK                  ATLANTA
                                A PARTNERSHIP                 KANSAS CITY
                     INCLUDING PROFESSIONAL CORPORATIONS      LITTLE ROCK
                                  SUITE 2900                  NEWPORT BEACH
                            717 SEVENTEENTH STREET            NEW YORK
                         DENVER, COLORADO 80202-3329          OKLAHOMA CITY
                                (303) 297-2400                OMAHA
                           FACSIMILE (303) 292-7799           PHOENIX
                                                              PITTSBURGH
                           http://www.kutakrock.com           WASHINGTON

                               February 12, 1997


VIA EDGAR


Stuart Entertainment, Inc.
3211 Nebraska Avenue
Council Bluffs, Iowa  51501


                 Re:  Exchange Offer

Gentlemen:

         We have acted as counsel to Stuart Entertainment, Inc. (the "Company") in connection with the filing of a registration statement on Form S-4 (Registration No. 333-18779), including a related Prospectus, under the Securities Act of 1933, as amended (the "Act"), and such amendments thereto and such amended Prospectus as may have been required to the date hereof. The registration statement covers a proposed offering by the Company of up to $100,000,000 principal amount of Series B 12 1/2% Senior Subordinated Notes due 2004 (the "Notes") in exchange for the Company's outstanding 12 1/2% Senior Subordinated Notes due 2004 issued on November 13, 1996. Such registration statement, as amended, and the Prospectus on file with the Securities and Exchange Commission (the "Commission") at the time such registration statement becomes effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) are herein called, respectively, the "Registration Statement" and the "Prospectus."

         In connection with this opinion, we have made such investigations and examined such records, including the Company's Certificate of Incorporation, Bylaws and corporate minutes, as we deemed necessary to the performance of our services and to give this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing

Gentlemen
February 12, 1997
Page 2


this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.

         In giving this opinion we assumed:

                 (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

                 (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

                 (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

         Based upon the foregoing and subject to the qualifications set forth above, and assuming that (i) the Registration Statement has become effective under the Act, and (ii) all required actions are taken and conditions satisfied or waived with respect to the issuance of the Notes as specified in the Prospectus, we are of the opinion that at the time the Notes are issued, the Notes will be binding obligations of the Company.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.

                                        Very truly yours,

                                        /s/ Kutak Rock

                                        Kutak Rock